     As filed with the Securities and Exchange Commission on July 15, 1999
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   ------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                   -----------------------------------------

                              SHOWCASE CORPORATION
             (Exact name of registrant as specified in its charter)

             Minnesota                               41-1628214
  (State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification No.)

    4115 Highway 52 North, Suite 300
        Rochester, Minnesota                           55901-0144
(Address of principal executive offices)               (Zip Code)


             AMENDED 1991 LONG-TERM INCENTIVE AND STOCK OPTION PLAN
                 SHOWCASE CORPORATION 1999 STOCK INCENTIVE PLAN
             SHOWCASE CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

          Craig W. Allen                                 Copy to:
       Chief Financial Officer                      Kenneth L. Cutler
        ShowCase Corporation                       Dorsey & Whitney LLP
   4115 Highway 52 North, Suite 300               Pillsbury Center South
   Rochester, Minnesota 55901-0144                220 South Sixth Street
(Name and address of agent for service)     Minneapolis, Minnesota 55402-1498

                                 (507) 288-5922
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed      Proposed
  Title of                            maximum       maximum
securities              Amount        offering      aggregate       Amount of
  to be                 to be         price per     offering      registration
registered          Registered(1)     share(2)      price(2)           fee
================================================================================
Common Stock
($.01 par value)  4,640,290 shares     $9.00       $31,521,268        $8,763
================================================================================
(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c). The proposed maximum aggregate offering price has been calculated as follows: options to purchase 1,630,787 shares have been issued with an approximate weighted average stock exercise price of $2.72; and the stock exercise price with respect to 3,009,503 shares that are being registered herein but remain unissued is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq consolidated reporting system on July 12, 1999.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by ShowCase Corporation (the "Company") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated herein by reference:

     (a) The Company's prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registration Statement No. 333-77223 on Form S-1 filed with the Commission on April 28, 1999, together with any amendments thereto, in which there is set forth audited financial statements for the Company's fiscal years ended March 31, 1999 and 1998; and

     (b) The description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated June 25, 1999, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement on Form S-8 and prior to the termination of the offering described herein.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 302A.521 of the Minnesota Statutes provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and
Section 302A.255 (with respect to director conflicts of interest), if

                                      II-2
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applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in such person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

     Provisions regarding indemnification of officers and directors of ShowCase to the extent permitted by Section 302A.521 are contained in ShowCase's articles of incorporation and bylaws.

     The Company maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7. Exemption from Registration Claimed.

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

          4.1 Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-77223)).

          4.2 Warrant Agreement to purchase shares of capital stock of the Company issued to Comdisco, Inc. (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (File No. 333-77223)).

          4.3  Registration Rights Provisions (incorporated by reference to
               Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No. 333- 77223)).

          5.1  Opinion and Consent of Counsel.

          23.1 Consent of KPMG LLP.

          23.2 Consent of Counsel (included in Exhibit 5.1).

          24.1 Power of Attorney.

Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      II-4
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     (c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of Minnesota, on the 15th day of July, 1999.


                                       SHOWCASE CORPORATION

                                       By  /s/ Craig W. Allen
                                           ---------------------------------
                                           Craig W. Allen
                                           Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 15th day of July, 1999, by the following persons in the capacities indicated.

            Signature                            Title
            ---------                            -----

              *
------------------------------    President, Chief Executive Officer and
       Kenneth H. Holec           Director (principal executive officer)

      /s/ Craig W. Allen          Chief Financial Officer
-----------------------------     (principal financial officer and
         Craig W. Allen           principal accounting officer)

              *
-----------------------------     Director
        Promod Haque

              *
-----------------------------     Director
   C. McKenzie Lewis III

              *
-----------------------------     Director
         Jack Noonan

              *
-----------------------------     Director
       Dennis Semerad


*By       /s/ Craig W. Allen
     -----------------------------
           Craig W. Allen
          Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit                                                                   Page
-------                                                                   ----

 4.1 Specimen of Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-77223))

 4.2 Warrant Agreement to purchase shares of capital stock of the Company issued to Comdisco, Inc. (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (File No. 333-77223))

 4.3    Registration Rights Provisions (incorporated by reference to
        Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No. 333-77223))

 5.1    Opinion and Consent of Counsel

 23.1   Consent of KPMG LLP

 23.2   Consent of Counsel (included in Exhibit 5.1)

 24.1   Power of Attorney